EXHIBIT 3.40

CERTIFICATE OF INCORPORATION OF A PRIVATE LIMITED COMPANY

No. 2874554 I hereby certify that

iXnet Limited

is this day incorporated under the Companies Act 1985 as a private company and that the Company is limited.

Given under my hand at the Companies Registration Office, Cardiff the 23 NOVEMBER 1993

MRS. L. PARRY an authorised officer

CERTIFICATE OF INCORPORATION ON CHANGE OF NAME

Company No. 2874554

The Registrar of Companies for England and Wales hereby certifies that

IXNET LIMITED

having by special resolution changed its name, is now incorporated under the name of iXnet UK Limited

Given at Companies House, London, the 27th April 1998

                      MR. N. RICHARDS

For The Registrar Of Companies

CERTIFICATE OF INCORPORATION ON CHANGE OF NAME

Company No. 2874554

The Registrar of Companies for England and Wales hereby certifies that

IXNET UK LIMITED

having by special resolution changed its name, is now incorporated under the name of GLOBAL CROSSING FINANCIAL MARKETS LIMITED

Given at Companies House, Cardiff, the 17th August 2005